UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 16, 2015

ZAXIS INTERNATIONAL INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-15476

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

7 Imber Street, Petach Tivka, Israel	4951141
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 3 744-4505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Zaxis International Inc. (the "Registrant") issued unregistered shares of equity securities on July 16, 2015 and September 9, 2015, as follows: (i) On July 16, 2015, the Registrant issued 517,900 restricted shares of its common stock, par value $0.0001 (the "Shares") to Meyda Consulting Services Ltd., organized under the laws of Israel and the control person is Eliyahu Kirstein, a resident of Israel, in consideration for services valued at $517,900 or $1.00 per Share; and (ii) On September 9, 2015, the Registrant issued a total of 700,000 restricted Shares as set forth in the following table:

Name of Issuee	Bases for Issuance	Price Per Share	Number of Shares
Tzvi Aharonson	Subscription Agreement	$0.40 per share	300,000
Dan Malkieli	Subscription Agreement	$0.40 per share	200,000
Andres Picovsky	Subscription Agreement	$0.40 per share	25,000
Kava Holdings Ltd. (1)	Subscription Agreement	$0.40 per share	100,000
Lali Kososhvily	Subscription Agreement	$0.40 per share	75,000
Total Capital Raised and Unregistered Shares Issued		$280,000	700,000
(1) Kava Holdings Ltd is organized under the laws of Mexico and its control person is Isaac Michan Cojab, a resident of Mexico.

The issuance and sale of the above-referenced 1,247,900 Shares was made without registration under the Securities Act of 1933, as amended (the "Act") in reliance upon the exemptions provided in Section 4(2) of the Act and Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") under the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Lior Wyan CEO Lior Wyan Date: October 1, 2015